UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Effective as of November 17, 2008, Cliffs Natural Resources Inc. (formerly known as Cleveland-Cliffs Inc), an Ohio corporation ("Cliffs"), Alpha Merger Sub, Inc. (formerly known as Daily Double Acquisition, Inc.), a Delaware corporation and a wholly-owned subsidiary of Cliffs ("Merger Sub"), and Alpha Natural Resources, Inc., a Delaware corporation ("Alpha"), entered into a Termination, Settlement and Release Agreement (the "Termination Agreement"), pursuant to which the parties have agreed to terminate that certain Agreement and Plan of Merger dated as of July 15, 2008, by and among Cliffs, Merger Sub, and Alpha (the "Merger Agreement"), and to release the other parties from any potential or actual claims and liabilities relating to or arising from the Merger Agreement, as well as the facts or subject matter which were asserted or could have been asserted in a lawsuit styled Alpha Natural Resources, Inc. v. Cliffs Natural Resources, Inc., C.A. No. 4133-VCL, currently pending in the Court of Chancery of the State of Delaware (the "Lawsuit"), in consideration of payment by Cliffs to Alpha of $70,000,000 and the mutual agreements of the parties set forth in the Termination Agreement.

A copy of the press release regarding the Termination Agreement and the matters contemplated thereby, including the termination of the Merger Agreement and settlement of the Lawsuit, is filed as Exhibit 99(a) to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99(a) Press Release of Cliffs Natural Resources Inc. dated November 17, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

November 17, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Press Release of Cliffs Natural Resources Inc. dated November 17, 2008